SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: September 14, 1998

                           UNITED LEISURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

   Delaware                    0-6106                       13-2652243
(State or Other             (Commission                  (I.R.S. Employer
Jurisdiction of             File Number)                     I.D. No.)
Incorporation)

18081 MAGNOLIA AVENUE, FOUNTAIN VALLEY, CA                             92708
 (Address of Principal Executive Offices)                            (Zip Code)

                                  714/378-8761
                         (Registrant's Telephone Number,
                              Including Area Code)

                                       N/A
          (Former name or former address, if changed from last report)


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ITEM 5. OTHER MATTERS

     United Leisure Corporation and its subsidiary, Lion Country Safari, Inc. - California (collectively, the "Company"), and The Irvine Company have settled their long-standing litigation and have agreed to dismiss all superior court and appellate court actions pending between them, i.e. The Splash v. The Irvine Company, et al. (Case No. 491202), Lion Country Safari, Inc.-- California v. The Irvine Company (OCSC Case No. 743669), Lion Country Safari, Inc.--California v. The Irvine Company (OCSC Case No. 775923) and The Irvine Company v. Lion Country Safari, Inc. - California (OCSC Case No. 776187).

     Pursuant to the terms of the settlement agreement between the parties, The Irvine Company paid the Company $4.0 million without admitting any liability on the part of The Irvine Company.

     The Company has also settled the lawsuit  titled The Splash dba Wild Rivers
v. Harry Shuster, et al. (OCSC Case No. 771810) and the parties have agreed to dismiss that suit. No payments will be made by either party in connection with the settlement of the lawsuit.

     The lawsuit titled Irvine Meadows v. Shuster, et al. (OCSC Case No. 771509) is not affected by the foregoing settlements and the Company is pursuing its appeal of the judgment of the trial court in that matter.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                 UNITED LEISURE CORPORATION

Dated:  September 14, 1998                       By /s/ Harry Shuster
                                                    ----------------------------
                                                    Harry Shuster,
                                                    Chief Executive Officer